TORTOISE MLP FUND, INC.

Computershare

Computershare Trust Company, N.A.
250 Royall Street
Canton Massachusetts 02021
www.computershare.com

MR A SAMPLE
DESIGNATION (IF ANY)
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C 1234567890 JNT

Primary Subscription Rights 12345678901234

SUBSCRIPTION RIGHTS CERTIFICATE

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M. NEW YORK TIME ON THE EXPIRATION DATE: July 18, 2018 (unless extended)

TORTOISE MLP FUND, INC. SUBSCRIPTION RIGHTS FOR SHARES OF COMMON STOCK
(Complete appropriate section on reverse side of this form)

Maximum Primary Subscription Shares Available: 15,802,094

Number of Rights Issued: 47,406,282

The registered holder (the "Holder") of this Subscription Certificate named below, or the assignee, is entitled to the number of transferable Rights shown above to subscribe for Shares of Common Stock, $0.001 par value per share (the "Common Stock"), of Tortoise MLP Fund, Inc. (the "Company"), in the ratio of one Share of Common Stock for each three Rights, pursuant to the primary subscription (the "Primary Subscription") and upon the terms and conditions and at the price for each Share of Common Stock specified in the Prospectus Supplement, dated June 19, 2018, and the accompanying Prospectus, dated June 6, 2018 (collectively the "Prospectus"), relating thereto. If you are a Record Date Stockholder and hold fewer than three Shares of Common Stock as of 5:00 p.m., Eastern time, on the Record Date, you are entitled to subscribe for one Shares of Common Stock. To subscribe for Shares of Common Stock, the Holder must present to Computershare Trust Company, N.A. (the "Subscription Agent" or "Computershare"), prior to 5:00 p.m., Eastern time, on the Expiration Date of July 18, 2018 (unless extended), either: (a) a properly completed and executed Subscription Certificate and a check drawn on a bank located in the United States and payable to "Computershare" for an amount equal to the number of Share of Common Stock subscribed for under the Primary Subscription (and, if such Holder is a Record Date Stockholder electing to exercise the over-subscription privilege, pursuant to the terms of the over-subscription privilege*) multiplied by the estimated Subscription Price; or (b) a notice of guaranteed delivery (the "Notice of Guaranteed Delivery") guaranteeing delivery of a properly completed and executed Subscription Certificate.

Under the over-subscription privilege, as described in the Prospectus, any number of additional Shares of Common Stock may be purchased by a Record Date Stockholder if such Shares of Common Stock are available and the owner's Rights under the Primary Subscription have been fully exercised and the pro rata allocation requirements have been satisfied. Any additional payment required from a participating Holder of Rights must be received by the Subscription Agent by 5:00 p.m., Eastern time, on the Expiration Date of July 18, 2018, unless the Offer is extended. Any excess payment to be refunded by the company to a Record Date Stockholder who is not allocated the full amount of Shares of Common Stock subscribed for pursuant to the over-subscription privilege will be returned to him or her by mail by the Subscription Agent as promptly as practicable. A participating Holder of Rights will have no right to rescind a purchase after the Subscription Agent has received a properly completed and executed Subscription Certificate and payment by means of a check. This Subscription Certificate may be transferred, in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. Capitalized terms used but not defined in this Subscription Certificate shall have the meanings assigned to them in the Prospectus. This Subscription Certificate shall be governed by and construed in accordance with the laws of the State of Maryland. To subscribe pursuant to the Primary Subscription, three Rights and the estimated Subscription Price, which is $16.54 are required for each Share of Common Stock, and to subscribe pursuant to the over-subscription privilege, the estimated Subscription Price is required for each Share of Common Stock. Payment of $16.54 per Share of Common Stock must accompany the Subscription Certificate. See the reverse side for forms.

Holder ID	COY	Class	Rights Qty Issued	Rights Cert #
123456789	XXXX	Subscription Rights	XXX.XXXXXX	12345678

Signature of Owner and U.S. Person for Tax Certification	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

*This is not defined in the Prospectus

12345678 CLS XRT2 COYC

02VACD

To subscribe for your shares of Common Stock under the Primary Subscription please complete line “A” on the card below. Example: 88 Shares of Common Stock = 88 Rights (88 Rights will AUTOMATICALLY be rounded down to 87 Rights, the nearest number of Rights divisible by three) 87 Rights divided by 3= 29 shares of Common Stock, the maximum number of shares of Common Stock under the Primary Subscription. Fractional Shares will be dropped. If you are a Record Date Stockholder and hold fewer than 3 shares of Common Stock in total as of the Record Date, you can subscribe for one share of Common Stock. 29 $16.54 $479.66 A. x = (No. of Shares) (Estimated Subscription Price) (Payment to be Remitted) If you are not exercising in full your Primary Subscription, check box E below and we will attempt to sell any remaining unexercised Rights. Please note that $16.54 is an estimated price only. The Subscription Price will be determined on July 18, 2018, the Expiration Date (unless extended) and could be higher or lower than the estimated Subscription Price depending on changes in the net asset value and market price of the Shares of Common Stock. To subscribe for any shares of Common Stock under the over-subscription privilege, please complete line “B “ below. Please Note: Only Record Date Stockholders who have exercised all of their Rights under the Primary Subscription in full may apply for Shares of Common Stock pursuant to the over-subscription privilege. Payment for Common Shares: (i) Full payment for both the Shares of Common Stock to be issued under the Primary Subscription and pursuant to exercise of the over-subscription privilege and/or (ii) a Notice of Guaranteed Delivery must accompany this Subscription Certificate. Please reference your rights card control number on your check or Notice of Guaranteed Delivery. If the aggregate estimated Subscription Price paid by a Record Date Stockholder is insufficient to purchase, at the estimated Subscription Price, the number of Shares of Common Stock that the participating Holder of Rights indicates are being subscribed for, or if a Record Date Stockholder does not specify the number of Shares of Common Stock to be purchased, then the Record Date Stockholder will be deemed to have exercised first, its Rights under the Primary Subscription (if not already fully exercised) and second, the over-subscription privilege to purchase Shares of Common Stock to the full extent of the payment rendered. If the aggregate estimated Subscription Price paid by a Record Date Stockholder exceeds the amount necessary to purchase the number of Shares of Common Stock for which the participating Holder of Rights has indicated an intention to subscribe, then the Record Date Stockholder will be deemed to have exercised first, the Primary Subscription (if not already fully exercised) and second, the over-subscription privilege to the full extent of the excess payment tendered. Expiration Date: July 18, 2018 (unless extended) PLEASE FILL IN ALL APPLICABLE INFORMATION. A. Primary Subscription $16.54 ÷ 3 = x = $ (3 Rights = 1 Share) (Rights Exercised) (No. of Common Shares) (Estimated Subscription Price) B. over-subscription privilege $16.54 x = $ (No. of Common Shares) (Estimated Subscription Price) C. Amount of Check Enclosed (A + B) (or amount in Notice of Guaranteed Delivery) = $ D. The following broker-dealer is being designated as having been instrumental in the exercise of this Subscription Right: E. Sell any remaining Rights Sell all of my Rights SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the number of shares of Common Stock indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed (or are deemed to have subscribed for as set forth above), the Company may exercise any of the remedies set forth in the Prospectus. TO SELL: If I have checked the box on line E, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus. Signature(s) of Subscriber(s)/Seller(s) Please give your telephone number: ( ) Please give your e-mail address: SECTION 2. TO TRANSFER RIGHTS: For value received, of the Rights represented by this Subscription Certificate are assigned to: (Print Full Name of Assignee) Social Security Number (Print Full Address) (Print Full Address) Signature(s) of Assignor(s) IMPORTANT: The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate. Your Signature must be guaranteed by an Eligible Guarantor Institution as that term is defined under Rule 17Ad-15 of the Securities Exchange Act of 1934, which may include: a) a commercial bank or trust company, or b) a member firm of a domestic stock exchange, or c) a savings bank or credit union. Signature Guaranteed By (name of Bank or Firm) (Signature of Officer and Title) Return Subscription Certificate by first class mail or overnight courier to: Computershare. By First Class Mail: By Express Mail or Overnight Courier: Computer share C/O Voluntary Corporate Actions/Center Coast C/O Voluntary Corporate Actions/Center Coast P.O. Box 43011 250 Royall Street, Suite V Providence, RI 02940-3011 Canton, MA 02021